EXHIBIT 10.1

RIGHT TO SHARES AGREEMENT

This Right to Shares Agreement, dated and effective as of June 24, 2014 (this “Agreement”) constitutes an agreement between VeriTeQ Corporation, a Delaware corporation (the “Company”) and Hudson Bay Master Fund Ltd. (the “Holder”).

WHEREAS, on November 13, 2013, the Company issued to the Holder (a) a Senior Secured Convertible Note with an initial aggregate principal amount of $833,333.50 (the “Note”) and (b) a Warrant to Purchase Common Stock (the “Warrant”) pursuant to a Securities Purchase Agreement of even date therewith.

WHEREAS, a portion of the Note is secured by amounts held in the Master Restricted Account (as defined in the Note) at Citibank, N.A. (the “Bank”).

WHEREAS, the Company desires (a) to redeem $400,000 in aggregate principal amount of the Note (the “Redemption Note”) for a redemption price equal to $400,000 (the “Redemption Price”), (b) to exchange $190,666.75 in aggregate principal amount of the Note (the “Exchange Note”) for 953,334 shares of Common Stock (the “Note Exchange Shares”) and (c) to exchange the Warrant for 17,763,325 shares of Common Stock (the “Warrant Exchange Shares”, and together with the Note Exchange Shares, the “Shares”).

WHEREAS, in lieu of presently issuing all of the Shares, the Company and the Holder have agreed to enter into this Agreement whereby, in exchange for the Redemption Note and the Warrant, subject to the terms and conditions set forth herein, from time to time, the Company shall be obligated to issue and the Holder shall have the right to the issuance of the Shares, subject to adjustment hereunder (the “Reserved Shares” and such right of the Holder, the “Right”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Warrant.

Section 2.1 Redemption of Note; Exchange; Issuance of Right in Lieu of Share Issuance. On the date hereof, the Company (i) shall redeem the Redemption Note for the Redemption Price (the “Redemption”) and (ii) hereby exchanges the Exchange Note and the Warrant for the Right to receive the Reserved Shares in accordance herewith in a transaction exempt from registration pursuant to Section 3(a)(9) of the Securities Act (the “Exchange”). The Company and the Holder hereby agree that no additional consideration is payable in connection with the Exchange. The Company shall pay the Redemption Price to the Holder by execution of a joint written instruction to the Bank to release the Redemption Price from the Master Restricted Account to the Holder in accordance with the wire instructions delivered to the Company on the date hereof. The Holder hereby acknowledges and agrees that after giving effect to the Redemption, no Restricted Principal (as defined in the Note) shall remain outstanding.

Section 2.2 Right of Issuance of Shares. Subject to the terms hereof, the exercise of the Right may be made, in whole or in part, at any time or times on or after the date hereof by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Issuance Form annexed hereto as Exhibit B. Partial exercises of the Right resulting in issuances of a portion of the total number of Reserved Shares available hereunder shall have the effect of lowering the outstanding number of Reserved Shares purchasable hereunder in an amount equal to the applicable number of Reserved Shares issued. The Holder and the Company shall maintain records showing the number of Reserved Shares issued and the date of such issuances. The Company shall deliver any objection to any Notice of Issuance Form within two (2) Business Days of receipt of such notice. The Holder acknowledges and agrees that, by reason of the provisions of this paragraph, following each exercise of the Rights issued hereunder and the issuance of a portion of the Reserved Shares pursuant thereto, the number of Reserved Shares available for issuance pursuant to the Rights issued hereunder at any given time may be less than the amount stated in the recitals hereof.

Section 2.3 Delivery of Certificates. Certificates for the Reserved Shares issued hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Reserved Shares to or resale of the Reserved Shares by the Holder or (B) the Reserved Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Holder in the Notice of Issuance by the date that is three (3) Trading Days after the delivery to the Company of the Notice of Issuance (such date, the “Share Delivery Date”). The Reserved Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Right has been exercised.

Section 2.4 Charges, Taxes and Expenses. Issuance of certificates for Reserved Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Issuance.

Section 2.5 Authorized Shares. The Company covenants that, during the period the Right is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Reserved Shares upon the exercise of the Right. The Company further covenants that its issuance of the Right shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Reserved Shares upon the due exercise of the Right. The Company will take all such reasonable action as may be necessary to assure that such Reserved Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Reserved Shares which may be issued upon the exercise of the Right represented by this Agreement will, upon exercise of the Right, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Section 2.6 Impairment. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder as set forth in this Agreement against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Reserved Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Reserved Shares upon the exercise of the Right and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Agreement.

Section 2.7 Authorizations. Before taking any action which would result in an adjustment in the number of Reserved Shares for which the Right provides for, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

Section 2.8 Holder’s Limitations. The Holder shall not have the right to exercise any portion of the Right, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Issuance, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of the Right with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of the Right beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. The Company shall not be liable for any instruction received by the Holder. Except as set forth in the preceding sentence, for purposes of this Section 2.8, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2.8 applies, the determination of whether the Right is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of the Right is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Issuance shall be deemed to be the Holder’s determination of whether the Right is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of the Right is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2.8, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Right, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the Right. The Holder may decrease the Beneficial Ownership Limitation at any time and the Holder, upon not less than 61 days’ prior notice to the Company, may increase the Beneficial Ownership Limitation provisions of this Section 2.8, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock held by the Holder and the provisions of this Section 2.8 shall continue to apply. Any such increase will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.8 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Agreement.

Section 2.9 Tacking and Acknowledgement. The Company acknowledges and represents to the Holder that the holding period of the Reserved Shares may be tacked onto the holding period of the Warrants and the Notes for purposes of Rule 144 under the Securities Act and such holding period has not been changed, reset, recommenced or otherwise affected by the transactions described in this Agreement. For the avoidance of doubt the company acknowledges that such Rule 144 holding period commenced November 13, 2013. The Company will provide an opinion of its counsel if required by the Company’s transfer agent confirming the commencement date of such Rule 144 holding period and will provide at its own cost and expense such other opinions of its counsel and representations as may be required or necessary in the future in connection with resales of the Reserved Shares.

Section 2.10 Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of the Right, pursuant to the terms hereof.

Section 3.1 Stock Dividends and Splits. If the Company, at any time while the Right exists: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the number of Reserved Shares issuable upon exercise of the Right shall be proportionately adjusted. Any adjustment made pursuant to this Section 3.1 shall become effective immediately upon the record date for the determination of stockholders entitled to receive such dividend or distribution (provided that if the declaration of such dividend or distribution is rescinded or otherwise cancelled, then such adjustment shall be reversed upon notice to the Holder of the termination of such proposed declaration or distribution as to any unexercised portion of the Right at the time of such rescission or cancellation) and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

Section 3.2 Compensation for Buy-In on Failure to Timely Deliver Certificates. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Reserved Shares pursuant to an exercise on or before the Share Delivery Date, and if after such date and prior to the delivery of such certificate or certificates the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Reserved Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Reserved Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Right and equivalent number of Reserved Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded, and the Holder shall promptly return to the Company the certificates issued to such Holder pursuant to the rescinded Notice of Issuance) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Right as required pursuant to the terms hereof.

Section 3.3 Subsequent Rights Offerings. If Section 3.1 above does not apply, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of the Right (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

Section 3.4 Fundamental Transaction. If, at any time while the Right remains outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of the Right, the Holder shall have the right to receive, for each Reserved Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2.6 on the exercise of the Right), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of one share of Common Stock. Upon the occurrence of any such Fundamental Transaction, the any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Agreement and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Agreement and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

Section 3.5 Notice to Allow Exercise of Right. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise the Right during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 3.6 Benefit of Contractual Rights. All contractual rights granted to the investors under the Securities Purchase Agreement, the Note and the Warrant are hereby granted to the Holder with respect to the Reserved Shares; provided, that effective as of the time the Redemption Price is paid to the Holder, the Holder hereby irrevocably waives Sections 4(j), 4(k) and 4(n) of each of (x) the Securities Purchase Agreement and (y) that certain Securities Purchase Agreement, dated May 30, 2014, by and among the Company and the investors party thereto (including the Holder) (the “May SPA”).

Section 4. Miscellaneous.

Section 4.1 No Rights as Stockholder Until Exercise. This Agreement does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof.

Section 4.2 Transferability. Subject to compliance with any applicable securities laws and to the provisions of the Securities Purchase Agreement, the Note and the Warrant, as applicable, the Right and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon written assignment substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer of this Agreement delivered to the principal office of the Company or its designated agent. Upon such assignment and, if required, such payment, the Company shall enter into a new agreement with the assignee or assignees, as applicable, and this Agreement shall promptly be cancelled. The Right, if properly assigned in accordance herewith, may be exercised by a new holder for the issue of Reserved Shares without having a new agreement executed.

Section 4.3 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

Section 4.4 Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the party determined not to have prevailed for his or its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 4.5 Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.

Section 4.6 Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Assignment and Escrow Agreement date of even date herewith.

Section 4.7 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 4.8. May SPA Acknowledgement. The Company hereby acknowledges and agrees that (i) except as set forth in Section 3.6 above, nothing herein shall be deemed to amend, modify or waive the May SPA or any other Transaction Document (as defined in the May SPA) and (ii) as described in the Schedule of Buyers to the May SPA, at the closing of the transactions contemplated by the May SPA, the Holder purchased a senior convertible note of the Company, with an initial aggregate principal amount of $222,222.30 for a purchase price of $200,000 (the “May Note”). Promptly following the date hereof, the Company shall deliver a certificate with respect to such May Note with an initial aggregate principal amount of $222,222.30 to the Holder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Right to Shares Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER

HUDSON BAY MASTER FUND LTD.

By:/s/ Yoav Roth

Name: Hudson Bay Capital Management LP

Title: Authorized Signatory

COMPANY

VERITEQ CORPORATION

By:	/s/ Michael E. Krawitz Name: Michael E. Krawitz Title: Chief Legal and Financial Officer

EXHIBIT B

NOTICE OF ISSUANCE

To: VERITEQ CORPORATION

(1) The undersigned hereby elects in accordance with the terms and conditions of the Right to Shares Agreement, dated as of June 24, 2014 (the “Letter Agreement”), to exercise its Right to the issuance of ________ Reserved Shares of the VeriTeQ Corporation (the “Company”) pursuant to the terms of the Right to Shares Agreement.

(2) Please issue a certificate or certificates representing said Reserved Shares in the name of the undersigned registered holder or in such other name as is specified below:

_______________________________

The Reserved Shares shall be delivered by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Registered Holder:

______________________________________________________________

Signature of Authorized Signatory of Registered Holder:

________________________________________

Name of Authorized Signatory:

__________________________________________________________

Title of Authorized Signatory:

___________________________________________________________

Date:

 ______________________________________________________________________________